Exhibit No. 3
Form 10-SB
Area Investment and Development Company

                ASSIGNMENT OF ACCOUNT RECEIVABLE


      WHEREAS,  as of June 30, 1998 and December 14,  1998,  Area
Investment an Development Company ("AIDCO") had an outstanding payable obligation owed to Canton Financial Services Corporation ("Canton") which is an account receivable to Canton in the amount of $35,000 for certain service rendered to AIDCO by Canton over the past several years; and

     NOW THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, Canton does hereby assign, transfer, and convey to Lexington Sales Corporation, Ltd., its successor and assigns, all of its rights, title, and interest in and to such account receivable; and

      FURTHER THEREFORE, upon such assignment which is effective immediately, Canton hereby forever discharges AIDCO from any debts owed to it by AIDCO up until the date of this agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Assignment as of the 14th day of December 1998.

/s/ Canton Financial Services Corporation

/s/ Lexington Sales Corporation, Ltd.

                                E-22
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